CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-77237, 333-62346, 333-113212, and 333-140597 on Forms S-8 of our report dated December 22, 2010 relating to the statement of changes in plan equity of the Rock-Tenn Company 1993 Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K of Rock-Tenn Company for the year ended September 30, 2012.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
December 21, 2012